Exhibit 10.24

OBAGI GLOBAL HOLDINGS LIMITED

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A.          The Board has adopted the Plan for the purpose of retaining the services of selected Employees and non-employee members of the Board or the board of directors of any Subsidiary.

B.          The Participant is to render valuable services to the Company (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an equity incentive award under the Plan to the Participant.

NOW, THEREFORE, it is hereby agreed as follows:

1.          Grant of RSUs.  The Company hereby grants to the Participant, as of the Grant Date, an award of restricted stock units (“RSUs”) under the Plan (the “Award”).  Each RSU represents the right to receive one Share on the specified issuance date following the vesting of that RSU.  The number of RSUs subject to the Award, the applicable vesting schedule for those RSUs, the date on which Shares underlying those vested RSUs shall become issuable to the Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Grant Date:

Number of RSUs Subject to Award:	__________

Vesting Schedule:
[The RSUs shall vest in a series of five equal, successive, annual installments upon the Participant’s completion of each year of Service over the five (5) year period measured from the Grant Date; provided, however, that prior to the consummation of a Qualifying Transaction, no RSUs shall vest until the date that a Qualifying Transaction is consummated, at which time any RSUs that have met the Service based vesting requirement shall vest in full. Notwithstanding the foregoing, no RSUs shall vest after the 10th anniversary of the Grant Date set forth above.]

Issuance Schedule:
The Shares underlying the RSUs in which the Participant vests in accordance with the vesting schedule above (the “Issued Shares”) shall be issued, subject to the Company’s collection of all applicable Withholding Taxes, on the date those particular RSUs vest or as soon after that scheduled vesting date as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such vesting date occurs or (ii) the fifteenth day of the third calendar month following such vesting date (the “Issue Date”).  The issuance of the Shares shall be subject to the Company’s collection of all applicable Withholding Taxes.  The procedures pursuant to which the applicable Withholding Taxes are to be collected are set forth in Paragraph 9 of this Agreement.

2.          Restrictions on Transfer.  Prior to the actual issuance of the Shares pursuant to RSUs that vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares.  Following the issuance of the Issued Shares upon vesting of the RSUs, such Issued Shares shall be subject to the Market Stand-Off and First Refusal Right, as well any restrictions on transfer and right of recoupment set forth in Section XI of the Plan.

3.          Cessation of Service.  Should the Participant cease Service for any reason prior to vesting in one or more RSUs subject to this Award, then the Award will be immediately cancelled with respect to those unvested RSUs, and the number of RSUs will be reduced accordingly, except (i) if the vesting of such RSUs is based upon the consummation of a Qualifying Transaction, which has not yet occurred, and all other vesting requirements with respect to such RSUs have been met, then such RSUs shall not terminate and may be retained by Participant until the consummation of a Qualifying Transaction prior to the 10th anniversary of the Grant Date, at which time the underlying Shares will vest, and (ii)  to the extent (if any) otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled RSUs.

4.          Change in Control. Should a Change in Control occur during the Participant’s period of Service, then any RSUs subject to this Award at the time of the Change in Control shall be subject to the provisions of Section XII of the Plan.

5.          Adjustment in Shares.  Should any change be made to the Shares by reason of any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Shares without the Company’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding Shares by reason of a spin-off transaction or extraordinary distribution or in the event of any merger, consolidation, reincorporation, or other reorganization, then equitable adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

6.          Shareholder Rights.  The Participant shall not have any shareholder rights, including voting or dividend rights, with respect to the Shares underlying the RSUs subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Company’s collection of the applicable Withholding Taxes.

7.          US Securities Law Compliance.

(a)          Restricted Securities.  The Issued Shares may not be registered under the 1933 Act (or comparable foreign statute) in which case they will be issued to the Participant in reliance upon the exemption from such registration provided by SEC Rule 701 for share issuances under compensatory benefit plans such as the Plan (or an exemption from any applicable foreign statute).  The Participant hereby confirms that the Participant has been informed that the Issued Shares will be restricted securities under the 1933 Act and may not be resold or transferred unless the Issued Shares are first registered  under the US Federal securities laws (or comparable foreign statute) or unless an exemption from such registration is available.  Accordingly, the Participant hereby acknowledges that the Participant will hold the Issued Shares for investment purposes only and not with a view to resale and is prepared to hold the Issued Shares for an indefinite period and that the Participant is aware that SEC Rule 144 issued under the 1933 Act, which exempts certain resales of unrestricted securities, is not presently available to exempt the resale of the Issued Shares from the registration requirements of the 1933 Act.

(b)          Restrictions on Disposition of Issued Shares.  The Participant shall make no disposition of the Issued Shares unless and until there is compliance with all of the following requirements:

(i)          The Participant shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(ii)          The Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Issued Shares.

(iii)        The Participant shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Issued Shares under the 1933 Act (or comparable foreign statute) or (B) all appropriate action necessary for compliance with the registration requirements of the 1933 Act (or comparable foreign statute) or any exemption from registration available under the 1933 Act including Rule 144 (or comparable foreign statute) has been taken.

The Company shall not be required (i) to transfer on its books any Issued Shares that have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Issued Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Issued Shares have been transferred in contravention of this Agreement.

(c)          Restrictive Legends.  The share certificates for the Issued Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (or comparable foreign statute).  The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act (or comparable foreign statute), (b) a ‘no action’ letter of the Securities and Exchange Commission (or comparable foreign governmental authority) with respect to such sale or offer or (c) satisfactory assurances to the Company that registration under such Act (or comparable foreign statute) is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, 20___ between the Company and the registered holder of the shares (or the predecessor in interest to the shares).  A copy of such agreement is maintained at the Company’s principal corporate offices.”

8.          Transfer Restrictions for Issued Shares.

(a)          Market Stand-Off.

(i)          In connection with any underwritten public offering by the Company of its equity securities, including the Company’s initial public offering, the Participant shall not, without the prior written consent of the Company or its underwriters in such public offering: (A) sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Issued Shares; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Issued Shares.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed one hundred eighty (180) days, or such longer period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the applicable rules of the Financial Industry Regulatory Authority, Inc. and any applicable stock exchange, or any successor provisions or amendments thereto).  The Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Company’s initial public offering.  The managing underwriters in connection with any such public offering are intended third-party beneficiaries of this Section 8(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such public offering that are consistent with this Section 8(a) or that are necessary to give further effect thereto.

(ii)          Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to the Issued Shares shall be immediately subject to the Market Stand-Off, to the same extent such Issued Shares are at such time covered by such provisions.

(iii)          In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Issued Shares until the end of the applicable stand-off period.

(b)          Right of First Refusal.

(i)          Grant.  The Company is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Issued Shares.  For purposes of this Paragraph 8(b), the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Issued Shares intended to be made by the Participant.

(ii)          Notice of Intended Disposition.  In the event the Participant desires to accept a bona fide third-party offer for the transfer of any or all of such Issued Shares (the Issued Shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Participant shall promptly (A) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (B) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Agreement.

(iii)          Exercise of the First Refusal Right.  The Company shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the Participant consents.  Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Participant prior to the expiration of the twenty-five (25)-day exercise period.  If such right is exercised with respect to all the Target Shares, then the Company shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Company.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.  If the Participant and the Company cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Participant and the Company or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  The cost of such appraisal shall be shared equally by the Participant and the Company.  The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

(iv)          Non-Exercise of the First Refusal Right.  In the event the Exercise Notice is not given to the Participant prior to the expiration of the twenty-five (25)-day exercise period, the Participant shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Paragraphs 7 and 8(a).  The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Paragraph 7 and Paragraph 8(a), and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Paragraph 7 and Paragraph 8(a).  In the event the Participant does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by the Participant until such right lapses.

(v)          Partial Exercise of the First Refusal Right.  In the event the Company makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the Participant shall have the option, exercisable by written notice to the Company delivered within five (5) business days after the Participant’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

a.          sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph 8(b)(iv), as if the Company did not exercise the First Refusal Right; or

b.          sale to the Company of the portion of the Target Shares which the Company has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph 8(b)(iii).  The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses

The Participant’s failure to deliver timely notification to the Company shall be deemed to be an election by the Participant to sell the Target Shares pursuant to alternative (a) above.

(vi)          Recapitalization/Reorganization.

a.          Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the First Refusal Right, but only to the extent the Issued Shares are at the time covered by such right.

b.          In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Issued Shares in consummation of the Reorganization, but only to the extent the Issued Shares are at the time covered by such right.

(vii)          Lapse.  The First Refusal Right shall lapse upon the earliest to occur of (A) the first date on which Shares are held of record by more than two thousand (2,000) persons or more than five hundred (500) persons who are not accredited investors, (B) a determination made by the Board that a public market exists for the outstanding Shares or (C) a firm commitment underwritten public offering covering the offer and sale of the Shares in the aggregate amount of at least twenty million dollars ($20,000,000).  However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

9.          Withholding of Taxes.

(a)          Upon the applicable Issue Date, the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of Shares, subject, however, to the Company’s collection of the applicable Withholding Taxes. The Company shall have the right to require the Participant to pay to the Company the amount of any Withholding Taxes in respect of the Shares or to take whatever action it deems necessary to protect the interests of the Company in respect of such Withholding Tax liabilities, in accordance with this Paragraph 9.

(b)          Until such time as the Company determines otherwise, the Company shall satisfy the Company’s obligation for Withholding Taxes by withholding from the Shares otherwise deliverable to the Participant a number of whole Shares having a Fair Market Value as of the Issue Date, not in excess of the amount of such Withholding Taxes determined by using the applicable minimum statutory withholding rates, or such other amount or rate determined by the Company.

(c)          Notwithstanding the provisions of subparagraph (b) of this Paragraph 9, the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting of the RSUs (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the RSUs vest hereunder.  Accordingly, to the extent the Issue Date for one or more vested RSUs is to occur in a year subsequent to the calendar year in which those RSUs vest, the Participant shall, on or before the last business day of the calendar year in which the RSUs vest, deliver to the Company a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those RSUs.  The provisions of this Paragraph 9(c) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).

(d)          Except as otherwise provided in Paragraph 4, the settlement of all RSUs that vest under the Award shall be made solely in Shares.  In no event, however, shall any fractional Shares be issued.  Accordingly, the total number of Shares to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional Share.

10.          Compliance with Laws and Regulations.

(a)          The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Shares may be listed for trading at the time of such issuance.

(b)          The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Award shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

11.          Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate.

12.          Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.          Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Award.  To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Code Section 409A and the Treasury Regulations thereunder, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Code Section 409A and the Treasury Regulations thereunder.  For purposes of Code Section 409A, each installment distribution of Shares (or other installment distribution hereunder) shall be treated as a separate payment, and the Participant’s right to receive each such installment of shares (or other installment distribution hereunder) shall accordingly be treated as a right to receive a series of separate payments.

14.          Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Delaware without resort to that state’s conflict-of-laws rules.

15.          Shareholder Approval.  If the Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares that may be issued under the Plan as last approved by the shareholders, then this Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

16.          Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s Service at any time for any reason, with or without cause.

17.          Definitions.  All capitalized terms used but not defined herein shall have the meanings given to them in the Plan. In addition, the following definitions shall be in effect under the Agreement:

(a)          Agreement shall mean this Restricted Stock Unit Issuance Agreement.

(b)          Award shall mean the award of RSUs made to the Participant pursuant to the terms of this Agreement.

(c)          Disposition Notice shall have the meaning assigned to such term in Paragraph 8(b)(ii).

(d)          First Refusal Right shall mean the right granted to the Company in accordance with Paragraph 8(b)(i).

(e)          Grant Date shall mean the date the RSUs are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

(f)          Issue Date shall have the meaning indicated in Paragraph 1 of the Agreement.

(g)          Issued Shares shall have the meaning set forth in Paragraph 1.

(h)          Market Stand-Off shall mean the market stand-off restriction specified in Paragraph 8(a).

(i)          Plan shall mean the Company’s 2021 Stock Incentive Plan.

(j)          Recapitalization shall mean any of the following transactions affecting the Company’s outstanding Shares as a class without the Company’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, reincorporation, combination of shares, exchange of shares or other similar transaction affecting the Shares without the Company’s receipt of consideration.

(k)          Reorganization shall mean any of the following transactions:

(i)          a merger or consolidation in which the Company is not the surviving entity,

(ii)          a sale, transfer or other disposition of all or substantially all of the Company’s assets,

(iii)          a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv)          any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

(l)          RSU shall have the meaning set forth in Paragraph 1 of the Agreement.

(m)        Target Shares shall have the meaning set forth in Paragraph 8(b)(ii).

(n)          Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting of RSUs (or any other property) under the Award and (ii) the federal, state and local income taxes required to be withheld by the Company in connection with the issuance of the Shares underlying those vested RSUs (or any other property).

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates indicated below.

OBAGI GLOBAL HOLDINGS LIMITED

By:

Name:

Title:

Date:

PARTICIPANT NAME:

Date:

Address: